Exhibit 99.1

VISHAY REPORTS RESULTS FOR SECOND QUARTER 2019

•	Revenues for Q2 2019 of $685.2 million
•	Gross Margin Q2 of 25.5%
•	Operating Margin Q2 of 11.6%
•	EPS Q2 of $0.31
•	Adjusted EPS Q2 of $0.36
•	Free cash for trailing 12 months Q2 2019 of $180.4 million
•	Announced global cost reduction and management rejuvenation programs for annualized savings of $15 million at cash cost of $25 million, fully implemented by end of 2020
•	Guidance for Q3 2019 for revenues of $600 to $640 million and gross margins of 24% to 25% at Q2 exchange rates.

MALVERN, Pa. –July 30, 2019 – Vishay Intertechnology, Inc. (NYSE:VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and six fiscal months ended June 29, 2019.

Revenues for the fiscal quarter ended June 29, 2019 were $685.2 million, compared to $745.2 million for the fiscal quarter ended March 30, 2019, and $761.0 million for the fiscal quarter ended June 30, 2018.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended June 29, 2019 were $44.5 million or $0.31 per diluted share, compared to $75.5 million, or $0.52 per diluted share, and $103.1 or $0.65 per diluted share for the fiscal quarters ended March 30, 2019, and June 30, 2018, respectively.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.36, $0.51, and $0.54 for the fiscal quarters ended June 29, 2019, March 30, 2019 and June 30, 2018 respectively.

Commenting on the results for the second quarter 2019, Dr. Gerald Paul, President and Chief Executive Officer, stated, “In the second quarter, high levels of inventories in the supply chain led to lower than expected demand, mainly from distribution, which negatively impacted Vishay’s financial performance. We are now in the process of adapting manufacturing capacities and capital expenditures to short term volume requirements. Yesterday, we announced global cost reduction and management rejuvenation programs to lower Vishay’s fixed personnel costs by $15 million annualized at a cash cost of $25 million. These programs are also designed to further enhance the quality of our organization.”

Dr. Paul also stated, “However long the current inventory correction will take, we continue to be confident about Vishay’s mid- and long-term growth opportunities in end markets such as automotive, industrial, medical and military. Since 2016 we have substantially expanded manufacturing capacities, so we are very well positioned to fully participate in the next upturn whatever the timing will be.”

Commenting on the outlook Dr. Paul stated, “For the third quarter we expect an acceleration of the reduction of inventories in the channel and guide for revenues in a range of $600 to $640 million and gross margins of 24% to 25%, at the same exchange rates as in the second quarter”.

A conference call to discuss Vishay’s second quarter financial results is scheduled for Tuesday, July 30, 2019 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 8387353.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, July 30, 2019 through 11:59 p.m. ET on Tuesday, August 13, 2019. The telephone number for the replay is 800-585-8367 (+1 404-537-3406 if calling from outside the United States or Canada) and the access code is 8387353.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, manufacturing capacities, restructuring activity savings and costs, global growth markets generally and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	June 29, 2019	March 30, 2019	June 30, 2018

Net revenues	$685,240	$745,159	$761,030
Costs of products sold	510,639	534,000	533,792
Gross profit	174,601	211,159	227,238
Gross margin	25.5%	28.3%	29.9%

Selling, general, and administrative expenses	95,112	103,424	103,945
Operating income	79,489	107,735	123,293
Operating margin	11.6%	14.5%	16.2%

Other income (expense):
Interest expense	(8,204)	(8,392)	(8,372)
Other components of net periodic pension cost	(3,367)	(3,396)	(3,450)
Other	2,970	5,308	3,397
Loss on early extinguishment of debt	-	(1,307)	(17,309)
Total other income (expense) - net	(8,601)	(7,787)	(25,734)

Income before taxes	70,888	99,948	97,559

Income tax expense (benefit)	26,153	24,307	(5,703)

Net earnings	44,735	75,641	103,262

Less: net earnings attributable to noncontrolling interests	258	182	165

Net earnings attributable to Vishay stockholders	$44,477	$75,459	$103,097

Basic earnings per share attributable to Vishay stockholders	$0.31	$0.52	$0.71

Diluted earnings per share attributable to Vishay stockholders	$0.31	$0.52	$0.65

Weighted average shares outstanding - basic	144,621	144,554	144,382

Weighted average shares outstanding - diluted	145,023	145,289	157,657

Cash dividends per share	$0.095	$0.085	$0.085

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	June 29, 2019	June 30, 2018

Net revenues	$1,430,399	$1,477,825
Costs of products sold	1,044,639	1,045,287
Gross profit	385,760	432,538
Gross margin	27.0%	29.3%

Selling, general, and administrative expenses	198,536	205,183
Operating income	187,224	227,355
Operating margin	13.1%	15.4%

Other income (expense):
Interest expense	(16,596)	(16,049)
Other components of net periodic pension cost	(6,763)	(6,969)
Other	8,278	2,550
Loss on early extinguishment of debt	(1,307)	(17,309)
Total other income (expense) - net	(16,388)	(37,777)

Income before taxes	170,836	189,578

Income tax expense	50,460	23,771

Net earnings	120,376	165,807

Less: net earnings attributable to noncontrolling interests	440	344

Net earnings attributable to Vishay stockholders	$119,936	$165,463

Basic earnings per share attributable to Vishay stockholders	$0.83	$1.15

Diluted earnings per share attributable to Vishay stockholders	$0.83	$1.04

Weighted average shares outstanding - basic	144,589	144,355

Weighted average shares outstanding - diluted	145,158	158,580

Cash dividends per share	$0.1800	$0.1525

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	June 29, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$790,906	$686,032
Short-term investments	163	78,286
Accounts receivable, net	365,728	397,020
Inventories:
Finished goods	132,794	138,112
Work in process	191,552	190,982
Raw materials	139,150	150,566
Total inventories	463,496	479,660

Prepaid expenses and other current assets	125,104	142,888
Total current assets	1,745,397	1,783,886

Property and equipment, at cost:
Land	74,701	87,622
Buildings and improvements	579,304	619,445
Machinery and equipment	2,559,473	2,510,001
Construction in progress	115,288	125,109
Allowance for depreciation	(2,380,546)	(2,373,176)
	948,220	969,001

Right of use assets	96,136	-

Goodwill	150,735	147,480

Other intangible assets, net	64,883	65,688

Other assets	150,759	140,143
Total assets	$3,156,130	$3,106,198

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	June 29, 2019	December 31, 2018
	(Unaudited)

Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$40	$18
Trade accounts payable	160,222	218,322
Payroll and related expenses	129,095	141,670
Lease liabilities	15,323	-
Other accrued expenses	162,937	229,660
Income taxes	43,979	54,436
Total current liabilities	511,596	644,106

Long-term debt less current portion	519,863	494,509
U.S. transition tax payable	140,196	154,953
Deferred income taxes	64,878	85,471
Long-term lease liabilities	86,086	-
Other liabilities	84,628	79,489
Accrued pension and other postretirement costs	256,805	260,984
Total liabilities	1,664,052	1,719,512

Redeemable convertible debentures	-	2,016

Equity:
Vishay stockholders' equity
Common stock	13,235	13,212
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,426,164	1,436,011
Retained earnings (accumulated deficit)	55,659	(61,258)
Accumulated other comprehensive income (loss)	(6,316)	(6,791)
Total Vishay stockholders' equity	1,489,952	1,382,384
Noncontrolling interests	2,126	2,286
Total equity	1,492,078	1,384,670
Total liabilities, temporary equity, and equity	$3,156,130	$3,106,198

VISHAY INTERTECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited - in thousands)
	Six fiscal months ended
	June 29, 2019	June 30, 2018

Operating activities
Net earnings	$120,376	$165,807
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	81,346	81,174
(Gain) loss on disposal of property and equipment	(162)	(2,242)
Accretion of interest on convertible debt instruments	6,985	2,964
Inventory write-offs for obsolescence	12,643	11,799
Loss on early extinguishment of debt	1,307	17,309
Deferred income taxes	(5,601)	(25,669)
Other	4,283	4,148
Change in U.S. transition tax liability	(14,757)	(14,400)
Change in repatriation tax liability	(20,479)	(92,093)
Changes in operating assets and liabilities, net of effects of businesses acquired	(50,122)	(110,627)
Net cash provided by operating activities	135,819	38,170

Investing activities
Purchase of property and equipment	(70,148)	(76,646)
Proceeds from sale of property and equipment	464	8,378
Purchase of businesses, net of cash acquired	(11,862)	(14,880)
Purchase of short-term investments	(1,970)	(50,193)
Maturity of short-term investments	79,694	447,359
Other investing activities	2,893	(935)
Net cash provided by (used in) investing activities	(929)	313,083

Financing activities
Proceeds from long-term borrowings	-	600,000
Issuance costs	(5,394)	(15,621)
Repurchase of convertible debentures	(22,695)	(584,991)
Net proceeds (payments) on revolving credit lines	28,000	(54,000)
Net changes in short-term borrowings	22	119
Dividends paid to common stockholders	(23,822)	(20,148)
Dividends paid to Class B common stockholders	(2,178)	(1,845)
Distributions to noncontrolling interests	(600)	(525)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,708)	(2,297)
Net cash used in financing activities	(29,375)	(79,308)
Effect of exchange rate changes on cash and cash equivalents	(641)	(12,921)

Net increase in cash and cash equivalents	104,874	259,024

Cash and cash equivalents at beginning of period	686,032	748,032
Cash and cash equivalents at end of period	$790,906	$1,007,056

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	June 29, 2019	March 30, 2019	June 30, 2018	June 29, 2019	June 30, 2018

GAAP net earnings attributable to Vishay stockholders	$44,477	$75,459	$103,097	$119,936	$165,463

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$-	$1,307	$17,309	$1,307	$17,309

Reconciling items affecting tax expense (benefit):
Effects of tax-basis foreign exchange gain	$7,554	$-	$-	$7,554	$-
Enactment of TCJA	-	-	12,000	-	12,000
Effects of cash repatriation program	(48)	(585)	(9,006)	(633)	(7,690)
Change in deferred taxes due to early extinguishment of debt	-	(1,312)	(33,963)	(1,312)	(33,963)
Tax effects of pre-tax items above	-	(290)	(3,784)	(290)	(3,784)

Adjusted net earnings	$51,983	$74,579	$85,653	$126,562	$149,335

Adjusted weighted average diluted shares outstanding	145,023	145,289	157,657	145,158	158,580

Adjusted earnings per diluted share	$0.36	$0.51	$0.54	$0.87	$0.94

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	June 29, 2019	March 30, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net cash provided by (used in) operating activities	$56,301	$79,518	$(8,689)	$135,819	$38,170
Proceeds from sale of property and equipment	69	395	8,194	464	8,378
Less: Capital expenditures	(33,781)	(36,367)	(48,373)	(70,148)	(76,646)
Free cash	$22,589	$43,546	$(48,868)	$66,135	$(30,098)

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	June 29, 2019	March 30, 2019	June 30, 2018	June 29, 2019	June 30, 2018

GAAP net earnings attributable to Vishay stockholders	$44,477	$75,459	$103,097	$119,936	$165,463
Net earnings attributable to noncontrolling interests	258	182	165	440	344
Net earnings	$44,735	$75,641	$103,262	$120,376	$165,807

Interest expense	$8,204	$8,392	$8,372	$16,596	$16,049
Interest income	(2,147)	(2,199)	(2,762)	(4,346)	(4,798)
Income taxes	26,153	24,307	(5,703)	50,460	23,771
Depreciation and amortization	40,918	40,428	40,616	81,346	81,174
EBITDA	$117,863	$146,569	$143,785	$264,432	$282,003

Reconciling items
Loss on early extinguishment of debt	$-	$1,307	$17,309	$1,307	$17,309

Adjusted EBITDA	$117,863	$147,876	$161,094	$265,739	$299,312

Adjusted EBITDA margin**	17.2%	19.8%	21.2%	18.6%	20.3%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300